Exhibit 99

NIC Earns Five Cents Per Share in Second Quarter 2008 on a 19 Percent Increase in Portal Revenues

OLATHE, Kan.--(BUSINESS WIRE)--NIC Inc. (NASDAQ: EGOV) today announced net income of $3.2 million and earnings per share of five cents on total revenues of $25.7 million for the three months ended June 30, 2008. Operating income was $5.3 million for the quarter, up 16 percent over second quarter 2007. The company reported net income of $2.8 million and earnings per share of four cents on total revenues of $21.5 million in second quarter 2007.

Quarterly portal revenues were a record $24.6 million, a 19 percent increase over second quarter 2007. On a same-state basis, portal revenues grew 13 percent in the second quarter. Same-state, non-DMV transaction-based revenues grew 25 percent over second quarter 2007 through strong performance in tax filings, vehicle license and registrations, hunting and fishing licenses, professional license renewals, and UCC filings and searches. Same-state DMV revenues grew one percent over second quarter 2007.

NIC’s portals launched 98 new non-DMV revenue-generating services and another 188 applications are in the development pipeline. For the full year 2008, NIC has launched a total of 262 new non-DMV revenue generating applications.

“It was a solid second quarter underscored by growth that is in line with historical rates and expectations,” said Harry Herington, Chairman of the Board and Chief Executive Officer of NIC. “We remain confident in the fundamentals of the business, including our robust sales pipeline and our ability to deliver the financial results to which we have guided for fiscal 2008, despite these tough economic times.”

Selling and administrative expenses were $5.8 million in the current quarter compared to $5.4 million in the second quarter of 2007. As a percentage of portal revenues, selling and administrative expenses were 24 percent in the current quarter, down from 26 percent in the second quarter of 2007.

Cash flow from operations was $3.2 million in the second quarter. At June 30, 2008, NIC’s cash and cash equivalents totaled $41.6 million and investment securities totaled $6.5 million.

“Our investments in growth are showing multiple signs of success,” said Steve Kovzan, Chief Financial Officer of NIC. “Organic growth in our core portal business remains strong, as evident by 13 percent same-state revenue growth and record portal revenues this quarter, while our sales and marketing efforts have generated significant new state pipeline opportunities. We expect these investments to result in long-term returns in the form of earnings growth, operating margin expansion, and new state wins.”

National Information Consortium Voting Trust Dissolution

As previously announced, the trustees of the National Information Consortium Voting Trust dissolved the trust as of June 20, 2008. The trust, in place for 10 years, was managed independently of NIC and held approximately 21.4 million shares of NIC common stock, or approximately 34 percent of total shares outstanding.

Of the shares previously held by the trust, affiliates of NIC, including officers and directors, hold 13.2 million shares and the other 8.2 million shares are held by non-affiliates. Affiliate shares will be subject to the trading volume restrictions of Rule 144 of the Securities and Exchange Commission.

Upon advice of counsel, NIC submitted a written request for interpretive guidance to the SEC as to whether or not the shares distributed from the voting trust are prohibited from trading for six months after the date of the trust dissolution under Rule 144. All affiliate and non-affiliate shares distributed from the voting trust will initially be restricted from trading while NIC seeks guidance from the SEC. NIC currently anticipates receiving a response from the SEC in 30-60 days.

SEC Investigation

During the second quarter of 2008, NIC received notice from the SEC that a formal order of investigation has been issued with respect to the employee expense reimbursement and related matters that were the subject of an internal investigation completed by NIC's Audit Committee in February of this year, disclosed in NIC's Form 8-K filed on February 6, 2008.

As is frequently the case in such situations, the SEC has taken the step of obtaining a formal order of investigation to ensure the thoroughness of its investigation. The Company believes the investigation conducted by NIC's Audit Committee was thorough and independent and does not anticipate that the SEC investigation will reveal any significant additional instances of misreporting of expenses by employees.

Operating Highlights

Also during the second quarter, portal management contract renewals were approved by the states of: Arkansas (http://www.Arkansas.gov), through June 2010; Oklahoma (http://www.OK.gov), through June 2009; and South Carolina (http://www.SC.gov), through July 2009. Idaho (http://www.Idaho.gov) awarded NIC with a new three-year contract with additional renewal options through 2015. NIC has never lost a contract renewal or competitive rebid opportunity.

“We are proud to continue serving our partners in Arkansas, Idaho, Oklahoma, and South Carolina,” said Herington. “Together, we are uniquely able to deliver the online services citizens and businesses demand through financial models and unmatched experience that benefit states and end users.”

Second Quarter Earnings Webcast and Call Replay Details

Wednesday, July 30, 2008

4:30 p.m. (EDT)

An audio replay of NIC’s second quarter earnings call will be available until 11:00 p.m. (EDT) on August 6 by dialing 1-800-405-2236 and using passcode 11116674. International callers may dial 303-590-3000 and use the aforementioned passcode to access the audio playback.

Webcast Information

To sign in and listen: The Webcast system is available at http://www.nicusa.com/investor.

A replay of the Webcast will be available until 11:00 p.m. (EDT) on October 29, 2008, by visiting http://www.nicusa.com/investor.

The conference call replay will also be available via Podcast download by visiting http://www.nicusa.com/investor.

About NIC

NIC manages more eGovernment services than any provider in the world. The company is helping governments communicate more effectively with citizens and businesses by putting essential services online. NIC provides eGovernment solutions for 2,900 state and local agencies that serve more than 70 million people in the United States. Additional company information is available at http://www.nicusa.com.

The statements in this release regarding continued implementation of NIC's business model and its development of new products and services are forward-looking statements. There are a number of important factors that could cause actual results to differ materially from those suggested or indicated by such forward-looking statements. These include, among others, the success of the Company in signing contracts with new states and government agencies, including continued favorable government legislation; NIC's ability to develop new services; existing states and agencies adopting those new services; acceptance of eGovernment services by businesses and citizens; competition; and general economic conditions and the other important cautionary statements and risk factors described in NIC's 2007 Annual Report on Form 10-K filed on March 17, 2008, with the Securities and Exchange Commission.

NIC INC.
FINANCIAL SUMMARY
(UNAUDITED)
Thousands except per share amounts

	Three months ended		Six months ended
	June 30,		June 30,
	2008	2007	2008	2007
Revenues:
Portal revenues	$ 24,621	$ 20,610	$ 48,417	$ 40,478
Software & services revenues	1,081	866	1,964	1,632
Total revenues	25,702	21,476	50,381	42,110
Operating expenses:
Cost of portal revenues, exclusive of depreciation & amortization	13,006	10,419	25,711	20,873
Cost of software & services revenues, exclusive of depreciation & amortization	707	493	1,140	964
Selling & administrative	5,822	5,445	11,785	10,565
Depreciation & amortization	899	577	1,745	1,112
Total operating expenses	20,434	16,934	40,381	33,514
Operating income	5,268	4,542	10,000	8,596
Other income (expense):
Interest income	110	317	443	897
Other expense, net	-	-	(20)	-
Total other income	110	317	423	897
Income before income taxes	5,378	4,859	10,423	9,493
Income tax provision	2,198	2,107	4,255	3,995
Net income	$ 3,180	$ 2,752	$ 6,168	$ 5,498

Basic net income per share	$ 0.05	$ 0.04	$ 0.10	$ 0.09
Diluted net income per share	$ 0.05	$ 0.04	$ 0.10	$ 0.09

Weighted average shares outstanding
Basic	62,497	61,769	62,309	61,711
Diluted	62,956	62,256	62,795	62,113

Key Financial Metrics:
Revenue growth - outsourced portals	19%	16%	20%	16%
Same state revenue growth - outsourced portals	13%	14%	13%	15%
Recurring portal revenue percentage	92%	95%	91%	94%
Gross profit % - outsourced portals	47%	49%	47%	48%
Selling & administrative as a % of portal revenue	24%	26%	24%	26%
Operating income margin as a % of portal revenue	21%	22%	21%	21%

Portal Revenue Analysis:
DMV transaction-based	$ 11,790	$ 11,275	$ 23,700	$ 22,736
Non-DMV transaction-based	9,050	7,266	16,627	13,281
Software development & portal management	3,781	2,069	8,090	4,461
	$ 24,621	$ 20,610	$ 48,417	$ 40,478

NIC INC.
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
Thousands

	June 30, 2008	December 31, 2007
ASSETS
Current assets:
Cash and cash equivalents	$ 41,575	$ 38,236
Short-term investments	-	17,600
Trade accounts receivable	34,388	28,149
Unbilled revenues	591	720
Deferred income taxes, net	7,008	6,746
Prepaid expenses & other current assets	1,647	2,143

Total current assets	85,209	93,594
Long-term investments	6,545	-
Property and equipment, net	6,695	6,110
Deferred income taxes, net	6,914	10,809
Other assets	1,149	863

Total assets	$ 106,512	$ 111,376

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$ 37,964	$ 36,498
Accrued expenses	6,949	6,848
Application development contracts	282	353
Other current liabilities	368	99

Total current liabilities	45,563	43,798

Other long-term liabilities	714	714
Total liabilities	46,277	44,512

Commitments and contingencies	-	-

Shareholders' equity:
Common stock, no par, 200,000 shares authorized 62,655 and 62,031 shares issued and outstanding
	-	-
Additional paid-in capital	153,542	165,934
Accumulated deficit	(92,734)	(98,902)
Accumulated other comprehensive loss	(405)	-
	60,403	67,032
Less treasury stock	(168)	(168)
Total shareholders' equity	60,235	66,864
Total liabilities and shareholders' equity	$ 106,512	$ 111,376
NIC INC.
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(UNAUDITED)
Thousands

					Accumulated Other Comprehensive Loss
			Addition Paid-in Capital
	Common Stock			Accumulated Deficit		Treasury Stock
	Shares	Amount					Total
Balance, January 1, 2008	62,031	$ -	$ 165,934	$ (98,902)	$ -	$ (168)	$ 66,864
Net income	-	-	-	6,168	-	-	6,168
Unrealized holding loss on marketable securities	-	-	-	-	(405)	-	(405)

Cash dividends on common stock	-	-	(15,709)	-	-	-	(15,709)
Shares surrendered upon vesting of restricted stock to satisfy tax withholdings
	(6)	-	(43)	-	-	-	(43)
Stock options exercises and restricted stock vestings
	568	-	1,852	-	-	-	1,852
Stock-based compensation	-	-	1,228	-	-	-	1,228
Issuance of common stock under employee stock purchase plan
	62	-	280	-	-	-	280
Balance, June 30, 2008	62,655	$ -	$ 153,542	$ (92,734)	$ (405)	$ (168)	$ 60,235

NIC INC.
CASH FLOW SUMMARY
(UNAUDITED)
Thousands

	Three-months Ended		Six-months Ended
	June 30,		June 30,
	2008	2007	2008	2007

Cash flows from operating activities:
Net income	$ 3,180	$ 2,752	$ 6,168	$ 5,498
Adjustments to reconcile net income to net cash provided by
operating activities:
Depreciation & amortization	898	577	1,745	1,112
Stock-based compensation expense	707	453	1,228	864
Application development contracts	(34)	(41)	(71)	(80)
Deferred income taxes	1,871	1,750	3,633	3,406
Loss on disposal of property and equipment	1	-	20	-
Changes in operating assets and liabilities:
(Increase) decrease in trade accounts receivable	(1,875)	9,125	(6,239)	417
(Increase) decrease in unbilled revenues	(268)	(236)	129	628
(Increase) decrease in prepaid expenses & other current assets	7	(282)	496	168
Decrease in other assets	-	2	-	2
Increase (decrease) in accounts payable	(2,714)	(4,517)	1,466	(4,022)
Increase in accrued expenses	1,175	1,037	58	1,096
Increase in other current liabilities	283	101	269	104
Increase in other long-term liabilities	-	122	-	122

Net cash provided by operating activities	3,231	10,843	8,902	9,315
Cash flows from investing activities:
Purchases of property and equipment	(951)	(612)	(2,228)	(1,658)
Capitalized internal use software development costs	(225)	(122)	(408)	(181)
Purchases of investments	-	(2,000)	(1,000)	(2,000)
Sales and maturities of investments	-	-	11,650	45,008

Net cash provided by (used in) investing activities	(1,176)	(2,734)	8,014	41,169
Cash flows from financing activities:
Cash dividends on common stock	-	-	(15,709)	(46,730)
Proceeds from employee common stock purchases	-	-	280	239
Proceeds from exercise of employee stock options	1,091	52	1,852	506

Net cash provided by (used in) financing activities	1,091	52	(13,577)	(45,985)

Net increase in cash and cash equivalents	3,146	8,161	3,339	4,499
Cash and cash equivalents, beginning of period	38,429	33,083	38,236	36,745

Cash and cash equivalents, end of period	$ 41,575	$ 41,244	$ 41,575	$ 41,244

Other cash flow information:
Income taxes paid	$ 102	$ 340	$ 469	$ 603

CONTACT:
NIC Inc.
Nancy Beaton, 913-754-7054
nbeaton@nicusa.com